Exhibit 32.2

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report on Form 10-Q for the Quarter Ended October 2, 2004 (the “Report”) by Fossil, Inc. (“Registrant”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies pursuant to 18 U.S.C.  Section 1350, as adopted pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002, that:

1.               The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

/s/ Mike L. Kovar
Mike L. Kovar
Senior Vice President, Chief Financial Officer and Treasurer

Date: November 12, 2004

A signed original of this written statement required by Section 906 has been provided to Fossil, Inc. and will be maintained by Fossil, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.